UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2011

COGO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 10001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, PRC
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-755-267-43210

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of July 15, 2011, Comtech Broadband Corporation Limited (“Comtech Broadband”), Comtech International (Hong Kong) Limited and Keen Awards Limited (collectively, the “Borrowers”), each indirect wholly owned subsidiaries of Cogo Group, Inc. (the “Company”), entered into an amendment, dated July 4, 2011, to the general banking facility with Bank of China (Hong Kong) Limited (“BOC”) dated April 28, 2010, as amended December 31, 2010 (the “Amendment”).

Pursuant to the terms of the Amendment, BOC extended to the Borrowers a general banking facility which consists of the following:

(1)   Overdraft (“O/D”): the maximum facility amount is USD1,000,000 or its equivalent amount in Hong Kong dollars. It bears interest rate at 2% per annum plus the HIBOR or USD LIBOR depending on the currency of the O/D;

(2)  An Import Invoice Financing and Export Invoice Discounting Facility, each with a facility limit of USD39,500,000 and a tenor of 75 days;

(3)  An Outward Documentary Bill with a facility limit of USD25,000,000; and

(4)   Combined Facilities with a maximum facility amount of USD30,000,000, including standby letters of credit/ letters of guaranty (Standby L/C / L/G) with the facility limit of USD10,000,000, Import Invoice Financing, Export Invoice Discounting, and other specified facility products described in the Amendment.

The Borrowers delivered to BOC an irrevocable standby letter of credit in an amount of USD20,000,000 given by Nanyang Commercial Bank (China Limited, Shenzhen Branch), as well as a USD15,000,000 Charge of Deposit to secure the general banking facilities. The liabilities of Comtech Broadband under the Amendment are guaranteed by an unlimited continuing corporate guaranty by the Company, as well as unlimited continuing cross guarantees by the Borrowers.

Additionally, the Amendment requires that (i) the Company retain at least 50% of its equity interest in Comtech Broadband, (ii) Mr. Jingwei “Jeffrey” Kang  remains as the single largest beneficial owner of the Company’s shares as well as the Chairman of the Board of Directors, (iii) the Company maintains a tangible net worth of not less than RMB1 Billion, (iv) the Company maintains its NASDAQ listing; (v) the Consolidated Net Borrowing Ratio shall not exceed 0.25x and (vi) the bills transaction volume shall not be less than USD200,000,000 in which the outward bills transaction volume is not less than USD 100,000,000 annually.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amendment. The Amendment is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Confirmation Letter of Bank of China (Hong Kong) Limited, dated April 23, 2010. (1)
10.2
Facility Letter by and between Bank of China and Comtech Broadband Corporation Limited, Comtech International (Hong Kong) Limited, Keen Awards Limited and Hong Kong JJT Limited, dated March 19, 2010. (1)

10.3	Confirmation Letter of Bank of China (Hong Kong) Limited, dated April 28, 2010. (1)
10.4	Factoring Agreement by and between Bank of China (Hong Kong) Limited and Comtech Broadband Corporation Limited, dated April 28, 2010. (1)
10.5	Amendment to the Factoring Agreement by and between Bank of China (Hong Kong) Limited and Comtech Broadband Corporation Limited, dated October 13, 2010. (2)
10.6	General Banking Facility Letter dated July 4, 2011
10.7	General Terms and Conditions for General Banking Facilities and Loan Facilities
10.8	Cross Guarantee
10.9	Confirmation Letter dated July 15, 2011

(1) Incorporated by reference to the Current Report on Form 8-K dated April 23, 2010 and filed with the Commission on April 29, 2010.

(2) Incorporated by reference to the Current Report on Form 8-K dated December 31, 2010 and filed with the Commission on January 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGO GROUP, INC.

By:	/s/ Frank Zheng
Name: Frank Zheng
Title: Chief Financial Officer

Dated: July 20, 2011

Exhibit Index

Exhibit No.	Description
10.1	Confirmation Letter of Bank of China (Hong Kong) Limited, dated April 23, 2010. (1)
10.2
Facility Letter by and between Bank of China and Comtech Broadband Corporation Limited, Comtech International (Hong Kong) Limited, Keen Awards Limited and Hong Kong JJT Limited, dated March 19, 2010. (1)

10.3	Confirmation Letter of Bank of China (Hong Kong) Limited, dated April 28, 2010. (1)
10.4	Factoring Agreement by and between Bank of China (Hong Kong) Limited and Comtech Broadband Corporation Limited, dated April 28, 2010. (1)
10.5	Amendment to the Factoring Agreement by and between Bank of China (Hong Kong) Limited and Comtech Broadband Corporation Limited, dated October 13, 2010. (2)
10.6	General Banking Facility Letter dated July 4, 2011
10.7	General Terms and Conditions for General Banking Facilities and Loan Facilities
10.8	Cross Guarantee
10.9	Confirmation Letter dated July 15, 2011

(1) Incorporated by reference to the Current Report on Form 8-K dated April 23, 2010 and filed with the Commission on April 29, 2010.

(2) Incorporated by reference to the Current Report on Form 8-K dated December 31, 2010 and filed with the Commission on January 3, 2011.